UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 9, 2014

DEX MEDIA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	1-35895	13-2740040
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 West Airfield Drive, P.O. Box 619810, DFW Airport, Texas 75261

(Address of Principal Executive Offices)

(972) 453-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

In connection with the consummation of the merger between Dex One Corporation and SuperMedia Inc. (“SuperMedia”), on April 30, 2013, Dex Media, Inc., entered into an amended and restated loan agreement for SuperMedia and an amended and restated credit agreement for R.H. Donnelley Inc. (“RHDI”) (together, the “senior secured credit facilities”), with named financial institutions and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent under the SuperMedia senior secured credit facility, and Deutsche Bank Trust Company Americas as administrative agent and collateral agent under the RHDI senior secured credit facility.

The senior secured credit facilities, among other things, allow SuperMedia and RHDI to repurchase and retire debt below par, subject to the procedures and conditions set forth in the senior secured credit facilities. Under the terms and conditions of the senior secured credit facilities (i) SuperMedia has commenced an offer to utilize up to $17 million to repurchase its bank debt at a price of 86.0% to 90.0% of par and (ii) RHDI has commenced an offer to utilize up to $12 million to repurchase its bank debt at a price of 77.0% to 81.0% of par.  The offers will expire at 5:00 p.m., New York City time, on Tuesday, September 16, 2014, unless extended by each of SuperMedia and RHDI.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the debt subject to the offer or any other securities, nor shall there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

DEX MEDIA, INC.

	By:	/s/ Raymond R. Ferrell
		Name:	Raymond R. Ferrell
		Title:	Executive Vice President —
General Counsel and Corporate Secretary

Date: September 9, 2014